As filed with the Securities and Exchange Commission on September 2, 2014.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	26-1737267 (I.R.S. Employer Identification No.)
525 Science Drive
Madison, Wisconsin 53711
(608) 310-5100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert J. Palay
Chairman of the Board and
Chief Executive Officer
525 Science Drive
Madison, Wisconsin 53711
(608) 310-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dennis F. Connolly Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee
Common Stock ($0.0001 par value per share) Preferred Stock ($0.01 par value per share) Warrants Debt Securities Total	(1)	(2)	$90 million	$11,592

(1)
There is being registered hereunder an indeterminate number or amount of shares of the registrant’s common stock, preferred stock, warrants and debt securities as may from time to time be sold hereunder at indeterminate prices.

(2)
Pursuant to General Instruction II.D. of Form S-3 under the Securities Act, the proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)
The securities registered hereunder shall have an aggregate initial offering price not to exceed $90,000,000. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act (exclusive of accrued interest, if any, on the debt securities). The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)
Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction. In addition to any securities that may be registered hereunder, the registrant is also registering an indeterminate number of shares of common stock or preferred stock as may be issued upon conversion or exchange of the securities issued directly hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to Completion, dated September 2, 2014
CELLULAR DYNAMICS INTERNATIONAL, INC.
$90,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer and sell from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $90,000,000, subject to certain limitations under applicable securities regulations. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.
The information in this prospectus is not complete and may be changed. We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.
Our common stock is traded on the NASDAQ Global Market under the symbol “ICEL.”
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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This prospectus is dated September 2 , 2014.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, up to a total dollar amount of $90,000,000, subject to certain limitations under applicable securities regulations. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

ABOUT CELLULAR DYNAMICS INTERNATIONAL, INC.
In this prospectus, the terms “the Company,” “we,” “us,” and “our” refer to Cellular Dynamics International, Inc.
Overview
We develop and manufacture fully functioning human cells in industrial quantities to precise specifications. Our proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell products). Our iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in research and development of cellular therapeutics.
iCell products are a consumable designed to be used once and then reordered. We manufacture our iCell products from our iPSCs. An iPSC is a cell that has the ability both to replicate indefinitely and to be transformed into any cell type in the human body. We develop and manufacture our iPSCs from ordinary blood or skin using proprietary techniques that expand upon those pioneered by our founder Dr. James A. Thomson. Once we produce an iPSC, it becomes a renewable source of starting material for our iCell products.
We market our products for use in in vitro research and development as well as applied product testing, stem cell banking and in vivo cellular therapeutics research and development. Each of the in vitro, stem cell banking and in vivo markets requires fully functioning cellular models that reproduce human biology. “Fully functioning” means a cell that functions much like a human cell of the same type in specified ways that are relevant to the product’s intended uses. Our fully functioning human cells produced in industrial quantities are intended to displace the cells currently used in these markets which are based on models that are surrogates for true human cells.
Our products provide our customers access to human biology and are designed to increase the productivity of their in vitro therapeutic research and development; enable the pursuit of novel avenues of biological discovery; accelerate the regulatory analysis and market introduction of clinical products; improve quality control of manufactured clinical products; allow more precise applied and environmental testing; facilitate the development or augmentation of stem cell banks; and foster the development and commercialization of in vivo cellular therapeutics.
Corporate Information
Cellular Dynamics International, Inc., incorporated in 2007, is the successor to a corporation of the same name founded in 2004. Our principal executive offices are located at 525 Science Drive, Madison, Wisconsin 53711, and our telephone number is (608) 310-5100. We completed our initial public offering (IPO) in July 2013 and our common stock is listed on the NASDAQ Global Market under the symbol “ICEL.” Our corporate website is www.cellulardynamics.com. In the “Investors” section of our website we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to reports required to be filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after the filing of such reports with the Securities and Exchange Commission.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risk factors described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties described in the incorporated documents or in any prospectus supplement are not the only ones facing us. Other events that we do not currently anticipate or that we do not currently deem to be material also may affect our results of operations and financial condition.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein, including, among other things, risks related to: our limited operating history and history of losses; our ability to achieve and sustain sufficient market acceptance for our products; variances in financial results and sales cycles; dependence on production of a small group of products and reliance on a small number of customers; efforts to expand our customer base and introduce new products; difficulties in researching, developing, manufacturing and selling new and existing products; technological change; difficulties implementing and maintaining information technology systems and quality technical support; dependence on government spending and regulations; reliance on strategic collaborations; our ability to raise additional capital to fund our operations; our ability to recruit and retain key employees; the global economy; international expansion efforts; laboratory conditions; product defects; public company reporting; intellectual property; and our securities. You should read these risk factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures. We will provide additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES
This summary highlights selected information about our capital stock and may not contain all of the information that is important to you. It is subject in all respects to applicable Wisconsin law and to the provisions of our amended and restated articles of incorporation and our amended and restated bylaws, copies of which have been filed with the SEC, to which you should refer for more complete information.
As of the date of this prospectus, the Company’s authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. No shares of preferred stock are issued or outstanding. We encourage you to read our amended and restated articles of incorporation and our amended and restated bylaws, because they, and not this summary, define the rights of holders of our common stock.
Common Stock
Except as otherwise expressly provided in our amended and restated articles of incorporation or as required by applicable law, all shares of our common stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation, those described below.
Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Our amended and restated articles of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Cumulative voting for the election of directors is not provided for in our amended and restated articles of incorporation, which means that a plurality of the shares voted can elect all of the directors then standing for election. Except as provided under the Wisconsin business corporation law (the “WBCL”) or our amended and restated articles of incorporation and amended and restated bylaws as described under the heading “-Anti-takeover Provisions of Wisconsin Business Corporation Law”, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.
Dividends. The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only at the times and in the amounts that our board of directors may determine.
Classification of Board of Directors. The Company’s board of directors is divided into three classes, and the term of office of directors of each class is three years.
Other Rights of Common Stock. Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Anti-takeover provisions. Our amended and restated articles of incorporation provide for the board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Because our shareholders do not have cumulative voting rights, the Company’s shareholders holding a majority of the shares of common stock outstanding will be able to elect all of its directors.
Our amended and restated articles of incorporation require a 75% shareholder vote for amendment, repeal or modification of our amended and restated articles of incorporation and amended and restated bylaws. The combination of the classification of the board of directors, the lack of cumulative voting and the 75% shareholder voting requirements will make it more difficult for existing shareholders to replace the board of directors as well as for another party to obtain control of the Company by replacing the board of directors. Since the board of directors has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of the Company.

Anti-takeover Provisions of Wisconsin Business Corporation Law
Business Combination Statute
We are subject to Sections 180.1140 to 180.1144 of the WBCL, which prohibit a Wisconsin corporation from engaging in a “business combination” with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person becoming an interested stockholder.
We may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to such shareholder only if one or more of the following is satisfied:

•	our board of directors approved the acquisition of stock before such shareholder’s acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such shareholder; or

•	the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.
In general, Sections 180.1140 to 180.1144 define business combinations between a “resident domestic corporation” and an “interested stockholder” to include the following:

•	a merger or share exchange with an interested stockholder or a corporation that is, or after the merger or share exchange would be, an affiliate or associate of an interested stockholder;

•
a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an interested stockholder or affiliate or associate of an interested stockholder equal to 5% or more of the aggregate market value of the assets or outstanding stock of the resident domestic corporation or 10% of its earning power or income;

•	the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

•	the adoption of a plan of liquidation or dissolution; and

•	certain other transactions involving an interested stockholder.
Section 180.1140(8)(a) defines an “interested stockholder” as a person who beneficially owns, directly or indirectly, at least 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then-outstanding voting stock within the last three years.
Section 180.1140(9)(a) defines a “resident domestic corporation” as a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin, (ii) it has significant business operations located in Wisconsin, (iii) more than 10% of the holders of record of its shares are residents of Wisconsin or (iv) more than 10% of its shares are held of record by residents in Wisconsin. The Company is a resident domestic corporation for purposes of these statutory provisions.

Fair Price Statute
Sections 180.1130 to 180.1133 of the WBCL provide that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially owned by the significant shareholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following standards have been met:

•	the aggregate value of the per share consideration is equal to the highest of:

◦
the highest per share price paid for any shares of the same class of common stock of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

◦
the market value per share of the same class of the corporation’s common stock on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

◦	the highest preferential amount per share of the same class of common stock in a liquidation or dissolution to which holders of the shares would be entitled; and

•	either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.
Control Share Voting Restrictions
Pursuant to Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. The Company is governed by the provisions of this section because neither the Company’s amended and restated articles of incorporation, nor any resolution adopted by the Company’s board of directors, provides or specifies otherwise.
Defensive Action Restrictions
Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before such corporation can take certain actions while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following: (i) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities that may be converted into voting shares; or (ii) sell or option assets of the corporation that amount to 10% or more of the market value of the resident domestic corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the resident domestic corporation. The Company has more than three independent directors.
Constituency or Stakeholder Provision
Pursuant to Section 180.0827 of the WBCL, in discharging his or her duties to us and in determining what he or she believes to be in the Company’s best interests, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the Company operates and any other factors that the director or officer considers pertinent.

Preferred Stock
Under our amended and restated articles of incorporation, shares of preferred stock may be divided into and issued in one or more series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Wisconsin law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions including:

•
the designation of each series and the number of shares constituting such series, which number may be increased or decreased at any time by our board of directors, unless our board of directors otherwise provides in establishing the series; and

•	voting, participating, optional or other special rights thereof and any qualifications or restrictions thereon;

•	the yearly dividend rate and other terms of dividends, if any;

•	the amount payable upon shares of preferred stock in the event of a voluntary or involuntary liquidation;

•	the price at and the terms and conditions on which shares of preferred stock may be redeemed;

•
the terms and conditions on which shares of preferred stock may be converted into other series or classes of capital stock, if the shares of any series of preferred stock are issued with the privilege of conversion; and

•
any other terms, limitations and relative rights and preferences the board of directors may determine, consistent with the laws of the State of Wisconsin and our amended and restated articles of incorporation.

A form of articles of amendment regarding designation and authorization of series preferred stock is attached as an exhibit to the registration statement of which this prospectus forms a part.
Each series of preferred stock may have only such redemption rights, if any, conversion rights, if any, and such other designations, preferences, limitations and relative rights as are stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the board of directors or as may be required by law.
Our board of directors may determine the terms and conditions of the dividend rights, if any, of each series of preferred stock, including (i) whether the dividends are cumulative, noncumulative or partially cumulative; (ii) the dividend rate; and (iii) the payment date. In the event that the board of directors designates dividend rights with respect to a series of preferred stock, such dividends will be paid before any dividend (other than a dividend payable solely in common stock) for the same period may be paid upon the common stock, and, if dividends on the preferred stock are cumulative or partially cumulative, all unpaid dividends on those shares for any past dividend period must be fully paid or declared and set apart for payment, but without interest, before any dividend (other than a dividend payable solely in common stock) will be paid upon or set apart for payment on the common stock.  The holders of preferred stock will not, however, be entitled to participate in any other or additional earnings or profits of the Company, except in case of redemption, liquidation, dissolution or winding up.
Our board of directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
The applicable prospectus supplement will describe the particular terms of any series of preferred stock.

Warrants
We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement. A form of warrant is attached as an exhibit to the registration statement of which this prospectus forms a part.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•	the title of the warrants;

•	the offering price and aggregate number of warrants to be offered;

•	the exercise price of the warrants;

•	the number of shares of common stock or preferred stock that can be purchased upon the exercise of an individual warrant;

•	the dates or periods during which the warrants are exercisable;

•	if applicable, the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock or of the preferred stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Debt Securities
We may offer secured or unsecured debt securities which may be senior or subordinated, and which may or may not be convertible. Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee. A form of senior indenture and a form of subordinated indenture are attached as exhibits to the registration statement of which this prospectus forms a part.
This prospectus summarizes what we believe to be the material provisions of the forms of indenture and the debt securities that we may issue under such forms of indenture. This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you. For additional information, you should carefully read the forms of indenture, which are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the general provisions described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.
The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	whether the securities will be senior or subordinated;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	authorized denominations;

•	amount of discount or premium, if any, with which such securities will be issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	provisions restricting the declaration of dividends or requiring the maintenance of any asset rates;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities; and

•	additional terms not inconsistent with the provisions of the indenture.
One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
Unless otherwise indicated in a prospectus supplement, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.
We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•
through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.
We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may engage in “at the market” offerings of our common stock. An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.
We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
Sale Through Underwriters or Dealers
If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.
We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.
Sale Through Dealers
If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.
Direct Sales
We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. The terms of any such sales will be described in the prospectus supplement.
Sales Through Agents
Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.
Delayed Delivery Contracts
If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Our common stock is listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

•	our annual report on Form 10-K/A for the fiscal year ended December 31, 2013;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014;

•	our current reports on Form 8-K filed with the SEC on January 24, 2014, May 2, 2014, June 4, 2014, July 1, 2014 and July 15, 2014; and

•	a description of our capital stock contained in our registration statement on Form 8-A, filed with the SEC on July 23, 2013.
We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.
You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:
Secretary
Cellular Dynamics International, Inc.
525 Science Drive
Madison, Wisconsin 53711
(608) 310-5100

CELLULAR DYNAMICS INTERNATIONAL, INC.
$90,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Prospectus
    September 2, 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expense of Issuance and Distribution.
The following table sets forth the expenses incurred by the Company in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$11,592
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees	*
Miscellaneous expenses	*
Total	$ *
*Estimated expenses not presently known. An estimate of the aggregate expenses in connection with the issuance of the securities being offered will be included in the applicable prospectus supplement.
____________
Item 15. Indemnification of Directors and Officers.
Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and that is brought by or in the right of the corporation or by any other person. A corporation’s obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses, including fees, costs, charges, disbursements, attorney’s and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty that the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.
An officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners: (i) by a majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by an affirmative vote of disinterested shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.
Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.
The indemnification provisions of Sections 180.0850 to 180.0859 of the WBCL are not exclusive. A corporation may expand an officer’s or director’s right to indemnification (i) in its articles of incorporation or bylaws; (ii) by written agreement between the director or officer and the corporation; (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, CDI has adopted indemnification provisions in its amended and restated bylaws that closely track the statutory indemnification provisions with a limited exception. In particular, Article V of CDI’s bylaws provides that the Company shall also indemnify its employees and may also indemnify its authorized agents acting within the scope of their duties. Additionally, CDI has entered into indemnification agreements with each of its directors and has purchased director and officer liability insurance.
We may choose to further indemnify our officers, directors and employees by purchasing additional insurance on their behalf or by entering into individual or group indemnification agreements with such officer or employee.
The underwriting agreement for any offering may provide that the registrant will agree to indemnify the underwriters and the underwriters will agree to indemnify the registrant against certain civil liabilities that may be incurred in connection with the offering, including certain liabilities under the Securities Act.
Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement, if any
4.1	Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013
4.3	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013
4.4	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed June 3, 2013
4.5	Form of Articles of Amendment Regarding Designation and Authorization of Series Preferred Stock
4.6	Form of Preferred Stock Certificate
4.7	Form of Warrant
4.8	Form of Senior Indenture
4.9	Form of Subordinated Indenture
4.10	Form of Senior Debt Security (included in Exhibit 4.8)
4.11	Form of Subordinated Debt Security (included in Exhibit 4.9)
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of Directors of the Company
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended
_____________

*	To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8‑K under the Exchange Act, subsequent to effectiveness, if necessary.
Item 17. Undertakings.
a.    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
c.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
d.    The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post‑effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on September 2, 2014.
CELLULAR DYNAMICS INTERNATIONAL, INC.
By: /s/ Robert J. Palay
Robert J. Palay
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Robert J. Palay
Robert J. Palay	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 2 ,2014
/s/ Timothy D. Daley
Timothy D. Daley	Vice President and Interim Chief Financial Officer (Principal Accounting and Financial Officer)	September 2 ,2014
*
Kenneth C. Hunt	Director	September 2 ,2014
*
Craig T. January	Director	September 2 ,2014
*
Thomas M. Palay	President and Vice Chairman of the Board	September 2 ,2014
*
Stanley D. Rose	Director	September 2 ,2014
*
Sheli Z. Rosenberg	Director	September 2 ,2014
*
James A. Thomson	Director	September 2 ,2014
*
Michael J. Van Handel	Director	September 2 ,2014
*
*By: /s/ Anna M. Geyso
Anna M. Geyso, Attorney-in-Fact¹ Date:September 2, 2014

¹ Pursuant to authority granted by power of attorney, copies of which are filed herewith.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement, if any
4.1	Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013
4.3	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013
4.4	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed June 3, 2013
4.5	Form of Articles of Amendment Regarding Designation and Authorization of Series Preferred Stock
4.6	Form of Preferred Stock Certificate
4.7	Form of Warrant
4.8	Form of Senior Indenture
4.9	Form of Subordinated Indenture
4.10	Form of Senior Debt Security (included in Exhibit 4.8)
4.11	Form of Subordinated Debt Security (included in Exhibit 4.9)
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of Directors of the Company
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended
_____________

*	To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8‑K under the Exchange Act, subsequent to effectiveness, if necessary.